[S.E.CLARK & COMPANY, P.C. LETTERHEAD]


                                  EXHIBIT 12.3

                         CONSENT OF INDEPENDENT AUDITORS


As independent auditors, we hereby consent to the inclusion of our report dated January 14, 2000, in the Form 10-KSB for NuPro Innovations, Inc. which includes the consolidated and combined financial statements of NuPro Innovations, Inc. for the periods ended November 30, 1999 and 1998.


S.E.Clark & Company, P.C.

Tucson, Arizona
February 28, 2000